EXHIBIT 2.2

                                                         FILED BY:
                                                  STATE AGENT & TRANSFER
                                                  POST OFFICE BOX 2152
                                                  CARSON CITY, NEVADA  89702

       FILED
IN THE OFFICE OF THE

SECRETARY OF STATE OF THE
STATE OF NEVADA
JUL 10 1985

                             AMENDMENT TO THE
                       ARTICLES OF INCORPORATION OF
   6557-84               NUMERIC TWO INCORPORATED

BE IT KNOWN, the above named corporation was originally filed with the Secretary of State of Nevada on September 25, 1984 and with the Clerk of the City of Carson City on December 31, 1984 and

BE IT KNOWN, the undersigned Incorporator of the above named corporation declares that that no stock has been sold in the corporation and resolves to change the name of the corporation:

RESOLVED, that Article One of the Articles of Incorporation, be, and the same is hereby amended to read as follows:

The name of this corporation is BETA TECH ROBOTICS INC.

IN WITNESS WHEREOF the undersigned, Elizabeth R. Block has hereunto set her hand this 10th day of July, 1985.


                                                   INCORPORATOR:

                                                 /s/ Elizabeth R. Block
                                                 __________________
                                                 Elizabeth R. Block

STATE OF NEVADA

COUNTY OF CARSON CITY

On July 10, 1985, Elizabeth R. Block personally appeared before me, a notary public, and executed the above instrument.

                                                /S/ Nancy A. Graham
       STAMP                                   ______________________
  Notary stamp or seal
                                                 SIGNATURE OF NOTARY


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